Exhibit 99.1

FOR IMMEDIATE RELEASE

September 2, 2014

Contact:

Cloud Peak Energy Inc.

Karla Kimrey

Vice President, Investor Relations

720.566.2932

Cloud Peak Energy Announces Expected First Quarter 2015 CFO Transition

GILLETTE, Wyo. — Cloud Peak Energy Inc. (NYSE: CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (PRB) coal company, announced that its current Executive Vice President and Chief Financial Officer, Michael Barrett, is planning to relocate his family back to Australia and is expected to resign from Cloud Peak Energy by the end of the first quarter of 2015.  Barrett has served as Cloud Peak Energy’s Executive Vice President and Chief Financial Officer since September 2008.

President and Chief Executive Officer Colin Marshall said, “I would like to thank Mike for all of his contributions to our company during his many years of service.  He was instrumental in our initial public offering in 2009 and subsequent transition to a public company, including building Cloud Peak Energy’s finance, treasury, accounting and investor relations functions.  Mike has also helped our company navigate challenging industry conditions while maintaining a strong balance sheet and positioning Cloud Peak Energy for future growth opportunities.  We look forward to Mike’s continued contributions throughout 2014 and into early 2015, and wish him well in his future endeavors.”

The company also announced that it expects to promote Heath Hill, currently Cloud Peak Energy’s Vice President and Chief Accounting Officer, to serve as Executive Vice President and Chief Financial Officer following Barrett’s departure.  Hill has served as the company’s Vice President and Chief Accounting Officer since September 2010.  Previously, he served in various capacities with PricewaterhouseCoopers LLP from September 1998 to September 2010.

“Heath has consistently demonstrated his leadership abilities in his current role and is a valued member of our senior management team.  Heath’s background and experience with our company will be a strong asset to Cloud Peak Energy as he transitions to Chief Financial Officer,” said Marshall.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming, and the Spring Creek mine is located in Montana. In 2013, Cloud Peak Energy shipped 86.0 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complimentary surface assets in the Northern PRB, further building the company’s long-

term position to serve Asian export and domestic customers. With approximately 1,700 total employees, the company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately 4 percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements include the expected future transition plans regarding the company’s Chief Financial Officer position and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  For a discussion of some of the factors that could adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.